Exhibit	99.1

Conditional Redemption of
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 Trust
Certificates (CUSIP: 21988K339; NYSE: JZD)

NEWS RELEASE – IMMEDIATE – June 7, 2007:

U.S. Bank Trust National Association, as Trustee, under the Standard Terms for Trust Agreements dated as of January 16, 2001, as supplemented by the Series Supplement, DaimlerChrysler Debenture-Backed Series 2004-3 Trust, dated as of February 11, 2004 (the “Trust Agreement”) in respect of the Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-3 (the “Trust”) with Lehman ABS Corporation, as depositor, received notice that the call warrant holder has exercised its right to purchase the assets of the Trust on June 12, 2007 (the “Redemption Date”).

THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE CALL PRICE WITH RESPECT TO SUCH EXERCISE ON THE REDEMPTION DATE.  THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE REDEMPTION DATE.

If the Trustee receives the call price by 10:00 a.m. (New York City time) on the Redemption Date, then the certificates issued by the Trust (the “Certificates”) will be redeemed in full on the Redemption Date at a price of $25 principal plus $0.36579306 accrued interest to the Redemption Date per Trust Certificate.  No interest will accrue on the Certificates after the Redemption Date.  If the Trustee does not receive the Call Price, then (i) the Certificates issued by the Trust will continue to accrue interest as if no exercise notice had been given and (ii) the call warrant holder may elect to deliver a conditional notice of exercise in the future.

This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust.  For more information about this conditional redemption, please contact David J. Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.